UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Contact: Pam Blase: 816.860.5606

Investor Relations Contact: Kay McMillan, 816.860.7106

     UMB Financial Corporation Reports Second Quarter 2012 Earnings of $29.2 Million, an Increase of 10.8 Percent, and Double-Digit Loan Growth

Selected second quarter financial highlights:

·	Average loans increased 10.4 percent to $5.2 billion

·	Average deposits increased 8.4 percent to $10.3 billion

·	Noninterest income remains strong and represented 57.8 percent of total revenue

·	Credit and debit card purchase volume increased 29.8 percent to $1.8 billion

·	Total company assets under management increased by 6.8 percent to $31.0 billion

·	Tier 1 capital ratio remains strong at 11.63 percent

Kansas City, Mo. (July 24, 2012) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended June 30, 2012 of $29.2 million or $0.73 per share ($0.72 diluted). This is an increase of $2.8 million, or 10.8 percent, compared to second quarter 2011 earnings of $26.3 million or $0.66 per share ($0.65 diluted). Earnings for the six months ended June 30, 2012 were $75.5 million or $1.89 per share ($1.87 diluted). This is an increase of $18.3 million, or 32.1 percent, compared to the prior year-to-date earnings of $57.2 million or $1.43 per share ($1.42 diluted).

“We are very pleased with our second quarter operating results as they demonstrate growth, discipline and quality,” said Mariner Kemper, Chairman and Chief Executive Officer. “We experienced double-digit loan growth of 10.4 percent. This is our ninth consecutive quarter growing loans, and compares favorably to the industry, which, through July 20, had reported an average increase in loan balances of just 1.7 percent for the second quarter. Net charge offs for the quarter were 0.41 percent, compared to the industry average of 0.63 percent in the first quarter. Noninterest income increased 2.2 percent over the second quarter of 2011 and represents 57.8 percent of total revenue, providing the company with a unique position in the marketplace. Finally, expenses were flat for the quarter.”

Net Interest Income and Margin

Net interest income for the second quarter of 2012 increased $0.5 million, or 0.6 percent, compared to the same period in 2011. Average earning assets increased by $839.3 million, or 7.4 percent, compared to the second quarter of 2011. This increase was due to a $778.2 million, or 13.6 percent, increase in average total securities, including trading securities and a $492.8 million, or 10.4 percent, increase in average loans offset by a $440.3 million decrease in average interest bearing due from banks. Net interest margin decreased 16 basis points to 2.82 percent for the three months ended June 30, 2012 compared to the same quarter in 2011.

Noninterest Income and Expense

Noninterest income increased $2.4 million, or 2.2 percent, for the three months ended June 30, 2012 compared to the same period in 2011. This increase is partially attributed to increased trust and securities processing income of $2.1 million, or 4.0 percent, for the three months ended June 30, 2012 compared to the same period in 2011. The increase in trust and securities processing income was primarily due to a $1.2 million, or 7.1 percent, in advisory fee income from the Scout Funds, a $0.5 million, or 2.9 percent, increase in fund administration and custody services and a $0.6 million, or 3.5 percent, increase in fees related to institutional and personal investment management services.

Noninterest expense decreased $0.9 million, or 0.6 percent, for the three months ended June 30, 2012 compared to the same period in 2011. This decrease is driven by the impact from the legal settlement in 2011, mostly offset by higher salary and benefits expense in 2012 of $5.1 million, or 7.0 percent. The higher salaries and benefits is due to increases in salaries and wages of $3.6 million, or 7.8 percent, and a $1.4 million, or 13.4 percent, increase in employee benefits expense. During the second quarter of 2011, the company and its subsidiary banks entered into an agreement to settle a class action lawsuit and established a $7.8 million escrow fund in accordance with the agreement.

“Our diversified fee businesses continue to perform well, contributing to our results in the second quarter,” said Peter deSilva, President and Chief Operating Officer. “Our Payment Solutions segment posted record purchase volume as spending across our entire suite of card products expanded by 29.8 percent versus the second quarter of 2011. Spending on healthcare cards grew 16.3 percent, which drove a 25 percent growth in healthcare interchange as compared to the prior year. Institutional Investment Management, which is our Scout Investments business, continues to execute on its distribution strategy. Net fund outflows for the quarter were $22.7 million, bringing year-to-date flows to more than $1.5 billion. Scout assets under management stood at $22.4 billion at June 30. Our wealth management platform for individuals ended the quarter with assets under management of nearly $8.6 billion, which when combined with Scout, brought total company assets under management to $31 billion at the end of the quarter, an increase of 6.8 percent compared to the second quarter of 2011.”

Balance Sheet

Average total assets for the three months ended June 30, 2012 were $13.2 billion compared to $12.4 billion for the same period in 2011, an increase of $838.7 million, or 6.8 percent. Average earning assets increased by $839.3 million for the period, or 7.4 percent.

Average loan balances for the three months ended June 30, 2012 increased $492.8 million, or 10.4 percent, to $5.2 billion compared to the same period in 2011. Actual loan balances on June 30, 2012 were $5.3 billion, an increase of $584.3 million, or 12.4 percent, compared to June 30, 2011. This increase was primarily driven by an increase in commercial loans of $623.0 million, or 31.0 percent.

Nonperforming loans increased to $30.6 million on June 30, 2012 from $15.4 million on June 30, 2011. As a percentage of loans, nonperforming loans increased to 0.58 percent as of June 30,

2012 compared to 0.33 percent on June 30, 2011. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $72.7 million, or 1.37 percent of loans, as of June 30, 2012 compared to $72.4 million, or 1.53 percent of loans, as of June 30, 2011.

For the three months ended June 30, 2012, average securities, including trading securities, totaled $6.5 billion. This is an increase of $778.2 million, or 13.6 percent, from the same period in 2011.

Average total deposits increased $801.4 million, or 8.4 percent, to $10.3 billion for the three months ended June 30, 2012 compared to the same period in 2011. Average noninterest-bearing demand deposits increased $915.1 million, or 28.5 percent, compared to 2011. Average interest-bearing deposits decreased by $113.7 million, or 1.8 percent, in 2012 as compared to 2011. Total deposits as of June 30, 2012 were $10.3 billion, compared to $9.9 billion as of June 30, 2011, a 4.2 percent increase. Also, as of June 30, 2012, noninterest-bearing demand deposits were 40.8 percent of total deposits.

“We continue to see strong growth in average deposits, which increased 8.4 percent during the quarter,” said Mike Hagedorn, Chief Financial Officer. “While this validates the strength and stability of our balance sheet, it does put downward pressure on net interest margin. The quality of our investment portfolio allowed us to harvest $3.2 million in pre-tax gains on the sale of securities during the quarter and $19.8 million year-to-date, supplementing our revenue in a difficult rate environment. In addition, shareholder equity has increased by 40.6 percent since the beginning of 2008, demonstrating our ability to grow equity through the financial crisis without assistance from the government.”

As of June 30, 2012, UMB had total shareholders’ equity of $1.3 billion, an increase of 10.5 percent as compared to the same period in 2011.

Dividend Declaration

The Board of Directors declared during the company’s quarterly board meeting a $0.205 quarterly cash dividend, payable on October 1, 2012, to shareholders of record at the close of business on September 10, 2012.

Year-to-Date

Earnings for the six months ended June 30, 2012 were $75.5 million or $1.89 per share ($1.87 diluted). This is an increase of $18.3 million, or 32.1 percent, compared to the prior year-to-date earnings of $57.2 million or $1.43 per share ($1.42 diluted).

Net interest income for the six months ended June 30, 2012 increased $1.1 million, or 0.7 percent, compared to the same period in 2011. Net interest margin decreased to 2.79 percent for the six months ended June 30, 2012 as compared to 2.94 percent for the same period in 2011.

Noninterest income increased $26.9 million, or 12.5 percent, to $242.5 million for the six months ended June 30, 2012 as compared to the same period in 2011. Trust and securities processing income increased $5.1 million, or 4.8 percent, for year-to-date June 30, 2012 as compared to the same period in 2011. Gains from the sale of securities available for sale of $19.8 million were recognized during the first six months of 2012 compared to $13.5 million for the first six months of 2011. Other noninterest income increased $11.5 million, or 186.0 percent, primarily driven by an $8.2 million adjustment in contingent consideration liabilities on acquisitions.

Noninterest expense increased $5.5 million, or 2.0 percent, for the six months ended June 30, 2012 compared to the same period in 2011. Salary and employee benefit expense increased by

$12.1 million, or 8.3 percent. During the second quarter of 2011, the company established a $7.8 million escrow fund to settle a class action lawsuit.

Conference Call

The company plans to host a conference call to discuss its 2012 second quarter earnings results on July 25, 2012, at 8:30 a.m. (CST).

Interested parties may access the call by dialing (toll-free) 866-225-8754 or (U.S.) 480-629-9818. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=492972&s=1&k=B663EE8D1F8F9310CD8A9CD09B50830B

A replay of the conference call may be heard until August 8, 2012 by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4550495. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. Its banking subsidiaries own and operate banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
		June 30,
Assets	2012		2011

Loans	$5,315,609		$4,731,303
Allowance for loan losses	(72,652)		(72,442)

Net loans	5,242,957		4,658,861

Loans held for sale	11,027		6,581
Investment securities:
Available for sale	6,329,724		5,510,299
Held to maturity	96,250		69,393
Trading securities	56,844		43,280
Federal Reserve Bank Stock and other	21,705		22,511

Total investment securities	6,504,523		5,645,483

Federal funds and resell agreements	30,733		44,486
Interest-bearing due from banks	295,499		1,371,431
Cash and due from banks	402,893		347,369
Bank premises and equipment, net	234,754		220,499
Accrued income	71,396		78,129
Goodwill	211,114		211,114
Other intangibles	76,604		92,132
Other assets	101,162		94,491

Total assets	$13,182,662		$12,770,576

Liabilities
Deposits:
Noninterest-bearing demand	$4,217,487		$3,818,556
Interest-bearing demand and savings	4,920,957		4,696,077
Time deposits under $100,000	575,714		652,792
Time deposits of $100,000 or more	615,692		746,376

Total deposits	10,329,850		9,913,801

Federal funds and repurchase agreements	1,400,566		1,505,937
Short-term debt	10,000		23,724
Long-term debt	5,260		7,545
Accrued expenses and taxes	169,812		166,060
Other liabilities	15,176		20,553

Total liabilities	11,930,664		11,637,620

Shareholders' Equity
Common stock	55,057		55,057
Capital surplus	726,708		719,990
Retained earnings	756,835		664,805
Accumulated other comprehensive income	81,244		55,111
Treasury stock	(367,846)		(362,007)

Total shareholders' equity	1,251,998		1,132,956

Total liabilities and shareholders' equity	$13,182,662		$12,770,576

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,			June 30,
Interest Income	2012	2011	2012		2011

Loans	$ 54,000	$55,106	$108,055		$109,095
Securities:
Taxable interest	21,178	22,077	41,307		44,385
Tax-exempt interest	9,468	8,282	18,843		16,520

Total securities income	30,646	30,359	60,150		60,905
Federal funds and resell agreements	25	13	41		28
Interest-bearing due from banks	362	843	1,197		2,005
Trading securities	317	230	640		491

Total interest income	85,350	86,551	170,083		172,524

Interest Expense
Deposits	4,376	6,163	9,364		12,829
Federal funds and repurchase agreements	508	398	948		1,066
Other	93	72	309		263

Total interest expense	4,977	6,633	10,621		14,158

Net interest income	80,373	79,918	159,462		158,366
Provision for loan losses	4,500	5,600	9,000		12,700

Net interest income after provision for loan losses	75,873	74,318	150,462		145,666

Noninterest Income
Trust and securities processing	55,755	53,635	110,465		105,363
Trading and investment banking	7,140	6,478	16,818		15,497
Service charges on deposits	19,009	18,181	39,020		36,789
Insurance fees and commissions	913	1,165	1,922		2,368
Brokerage fees	2,705	2,573	5,219		4,914
Bankcard fees	16,830	16,545	31,565		30,987
Gains on sale of securities available for sale, net	3,222	6,023	19,763		13,480
Other	4,652	3,256	17,755		6,208

Total noninterest income	110,226	107,856	242,527		215,606

Noninterest Expense
Salaries and employee benefits	78,001	72,922	157,915		145,821
Occupancy, net	9,211	9,579	18,489		19,184
Equipment	11,004	10,774	21,669		21,710
Supplies and services	5,218	5,577	10,261		11,157
Marketing and business development	5,986	5,158	10,246		9,280
Processing fees	12,593	13,319	25,409		25,492
Legal and consulting	4,012	4,075	7,527		6,692
Bankcard	4,630	4,219	8,872		8,072
Amortization of intangible assets	3,733	4,159	7,585		8,165
Regulatory fees	2,314	2,394	4,733		6,111
Class action litigation settlement	-	7,800	-		7,800
Other	7,984	5,605	13,884		11,613

Total noninterest expense	144,686	145,581	286,590		281,097

Income before income taxes	41,413	36,593	106,399		80,175
Income tax provision	12,248	10,272	30,867		22,984

Net income	$ 29,165	$26,321	$75,532		$57,191

Per Share Data
Net income - basic	$ 0.73	$0.66	$1.89		$1.43
Net income – diluted	0.72	0.65	1.87		1.42
Dividends	0.205	0.195	0.410		0.390
Weighted average shares outstanding	40,034,649	40,080,402	40,030,052		40,075,428

Condensed Statements of Consolidated Comprehensive Income			UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net Income	$ 29,165	$26,321	$ 75,532	$57,191
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	30,771	62,003	20,155	60,513
Less: Reclassifications adjustment for gains included in net income	(3,222)	(6,023)	(19,763)	(13,480)

Change in unrealized gains on securities during the period	27,549	55,980	392	47,033
Income tax expense	(10,173)	(20,679)	(247)	(17,387)

Other comprehensive income	17,376	35,301	145	29,646

Comprehensive income	$ 46,541	$61,622	$ 75,677	$86,837

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Total comprehensive income	-	-	57,191	29,646	-	86,837
Cash dividends ($0.39 per share)	-	-	(15,801)	-	-	(15,801)
Purchase of treasury stock	-	-	-	-	(3,382)	(3,382)
Issuance of equity awards	-	(1,918)	-	-	2,157	239
Recognition of equity based
compensation	-	3,262	-	-	-	3,262
Net tax benefit related to equity
compensation plans	-	97	-	-	-	97
Sale of treasury stock	-	115	-	-	116	231
Exercise of stock options	-	128	-	-	485	613

Balance – June 30, 2011	$55,057	$719,990	$664,805	$55,111	$(362,007)	$1,132,956

Balance - January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total comprehensive income	-	-	75,532	145	-	75,677
Cash dividends ($0.41 per share)	-	-	(16,620)	-	-	(16,620)
Purchase of treasury stock	-	-	-	-	(5,284)	(5,284)
Issuance of equity awards	-	(1,698)	-	-	1,942	244
Recognition of equity based
compensation	-	3,565	-	-	-	3,565
Net tax benefit related to equity
compensation plans	-	164	-	-	-	164
Sale of treasury stock	-	234	-	-	189	423
Exercise of stock options	-	1,144	-	-	1,553	2,697

Balance – June 30, 2012	$55,057	$726,708	$756,835	$81,244	$(367,846)	$1,251,998

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended June 30,
	2012		2011

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,216,477	4.17%	$4,723,668	4.68%
Securities:
Taxable	4,616,169	1.85	4,281,896	2.07
Tax-exempt	1,830,468	3.16	1,386,995	3.65

Total securities	6,446,637	2.22	5,668,891	2.46
Federal funds and resell agreements	24,908	0.40	16,392	0.32
Interest-bearing due from banks	432,693	0.34	872,967	0.39
Trading securities	49,789	2.80	49,313	1.98

Total earning assets	12,170,504	2.99	11,331,231	3.22
Allowance for loan losses	(74,437)		(72,759)
Other assets	1,105,978		1,104,871

Total assets	$13,202,045		$12,363,343

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,194,126	0.28%	$6,307,790	0.39%
Federal funds and repurchase agreements	1,450,375	0.14	1,513,263	0.11
Borrowed funds	15,317	2.44	37,638	0.75

Total interest-bearing liabilities	7,659,818	0.26	7,858,691	0.34
Noninterest-bearing demand deposits	4,126,141		3,211,035
Other liabilities	170,920		167,196
Shareholders' equity	1,245,166		1,126,421

Total liabilities and shareholders' equity	$13,202,045		$12,363,343

Net interest spread		2.73%		2.88%
Net interest margin		2.82		2.98

		Six Months Ended June 30,
	2012		2011

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,134,570	4.24%	$4,678,376	4.71%
Securities:
Taxable	4,479,160	1.85	4,285,300	2.09
Tax-exempt	1,797,713	3.21	1,356,326	3.74

Total securities	6,276,873	2.24	5,641,626	2.49
Federal funds and resell agreements	22,220	0.37	21,128	0.27
Interest-bearing due from banks	737,853	0.33	1,073,415	0.38
Trading securities	50,991	2.71	52,055	2.06

Total earning assets	12,222,507	2.96	11,466,600	3.19
Allowance for loan losses	(73,416)		(73,921)
Other assets	1,100,889		1,091,142

Total assets	$13,249,980		$12,483,821

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,255,636	0.30%	$6,371,292	0.41%
Federal funds and repurchase agreements	1,511,401	0.13	1,667,817	0.13
Borrowed funds	16,125	3.85	36,830	1.43

Total interest-bearing liabilities	7,783,162	0.27	8,075,939	0.35
Noninterest-bearing demand deposits	4,055,613		3,139,381
Other liabilities	181,845		167,101
Shareholders' equity	1,229,360		1,101,400

Total liabilities and shareholders' equity	$13,249,980		$12,483,821

Net interest spread		2.69%		2.84%

Net interest margin

2.79 2.94

SECOND QUARTER 2012
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Six Months Ended June 30	2012	2011

Net interest income	$159,462	$158,366
Provision for loan losses	9,000	12,700
Noninterest income	242,527	215,606
Noninterest expense	286,590	281,097
Income before income taxes	106,399	80,175
Net income	75,532	57,191
Net income per share - Basic	1.89	1.43
Net income per share - Diluted	1.87	1.42
Return on average assets	1.15%	0.92%
Return on average equity	12.36%	10.47%

Three Months Ended June 30

Net interest income	$80,373	$79,918
Provision for loan losses	4,500	5,600
Noninterest income	110,226	107,856
Noninterest expense	144,686	145,581
Income before income taxes	41,413	36,593
Net income	29,165	26,321
Net income per share - Basic	0.73	0.66
Net income per share - Diluted	0.72	0.65
Return on average assets	0.89%	0.85%
Return on average equity	9.42%	9.37%

At June 30

Assets	$13,182,662	$12,770,576
Loans, net of unearned interest	5,315,609	4,731,303
Securities	6,504,523	5,645,483
Deposits	10,329,850	9,913,801
Shareholders' equity	1,251,998	1,132,956
Book value per share	30.89	27.97
Market price per share	51.23	41.88
Equity to assets	9.50%	8.87%
Allowance for loan losses	$72,652	$72,442
As a % of loans	1.37%	1.53%
Nonaccrual and restructured loans	$30,642	$15,383
As a % of loans	0.58%	0.33%
Loans over 90 days past due	$6,198	$7,421
As a % of loans	0.12%	0.16%
Other real estate owned	$5,954	$6,696
Net loan charge-offs quarter-to-date	$5,334	$5,876
As a % of average loans	0.41%	0.50%
Net loan charge-offs year-to-date	$8,365	$14,210
As a % of average loans	0.33%	0.61%

Common shares outstanding	40,529,293	40,499,385

Average Balances
Six Months Ended June 30

Assets	$13,249,980	$12,483,821
Loans, net of unearned interest	5,134,570	4,678,376
Securities	6,327,864	5,693,681
Deposits	10,311,249	9,510,673
Shareholders' equity	1,229,360	1,101,400

Business Segment Information				UMB Financial Corporation

(unaudited, dollars in thousands)
		Three Months Ended June 30, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$69,447	$10,558	$1	$367	$80,373
Provision for loan losses	2,281	2,219	-	-	4,500
Noninterest income	50,574	17,172	23,671	18,809	110,226
Noninterest expense	94,626	16,513	16,271	17,276	144,686

Income before taxes	23,114	8,998	7,401	1,900	41,413
Income tax expense	6,411	2,817	2,167	853	12,248

Net income	$16,703	$6,181	$5,234	$1,047	$29,165

Average assets	$10,800,000	$871,000	$83,000	$1,448,000	$13,202,000

		Three Months Ended June 30, 2011

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$68,999	$10,440	$11	$468	$79,918
Provision for loan losses	2,868	2,732	-	-	5,600
Noninterest income	52,674	14,778	22,157	18,247	107,856
Noninterest expense	97,205	14,611	17,366	16,399	145,581

Income before taxes	21,600	7,875	4,802	2,316	36,593
Income tax expense	6,141	2,159	1,185	787	10,272

Net income	$15,459	$5,716	$3,617	$1,529	$26,321

Average assets	$10,044,000	$683,000	$89,000	$1,547,000	$12,363,000

		Six Months Ended June 30, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$137,499	$21,282	$3	$678	$159,462
Provision for loan losses	4,256	4,744	-	-	9,000
Noninterest income	121,029	32,743	49,798	38,957	242,527
Noninterest expense	188,117	31,339	33,192	33,942	286,590

Income before taxes	66,155	17,942	16,609	5,693	106,399
Income tax expense	18,406	5,491	4,800	2,170	30,867

Net income	$47,749	$12,451	$11,809	$3,523	$75,532

Average assets	$10,935,000	$857,000	$83,000	$1,375,000	$13,250,000

		Six Months Ended June 30, 2011

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$136,560	$20,869	$14	$923	$158,366
Provision for loan losses	6,975	5,725	-	-	12,700
Noninterest income	109,663	27,753	42,563	35,627	215,606
Noninterest expense	188,876	27,935	32,546	31,740	281,097

Income before taxes	50,372	14,962	10,031	4,810	80,175
Income tax expense	14,284	4,490	2,515	1,695	22,984

Net income	$36,088	$10,472	$7,516	$3,115	$57,191

Average assets	$10,172,000	$763,000	$87,000	$1,560,000	$12,483,000